Exhibit 10.52

AMENDMENT NO. 6
TO LEASE

This Amendment No. 6 to Lease (“Amendment”) is made and entered into as of April 26, 2011, by and between RNM Lakeville, L.P., a California limited partnership (“Landlord”), and Oculus Innovative Sciences, Inc. (f/k/a MicroMed Laboratories, Inc.), a Delaware corporation (“Tenant”).

Recitals

A.           Landlord and Tenant are parties to that certain Lease dated as of October 26, 1999, as amended by Amendment No. 1 to Lease dated as of September 15, 2000, Amendment No. 2 to Lease dated as of July 29, 2005, Amendment No. 3 to Lease dated as of August 23, 2006, Amendment No 4 to Lease dated as of September 13, 2007 and Amendment No. 5 to Lease dated as of May 18, 2009 (collectively the “Lease”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, approximately 13,840 square feet at 1129 North McDowell Boulevard in Petaluma, California shown as Exhibit A to this Amendment.  Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Lease.

B.           The Lease Term expires on September 30, 2011.

C.           The parties wish to amend the Lease to extend the Lease Term and otherwise amend the Lease as provided herein.

Therefore, for consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. Term.  The Termination Date is hereby extended to September 30, 2014.  The period commencing on October 1, 2011 and ending on September 30, 2014 may be referred to herein as the “Extended Term.”

2. Base Rent.   Base Rent for the Premises during the Extended Term shall be $10,380 per month without further increase.

3. Confirmation of Lease.  Tenant hereby represents and warrants to Landlord that, as of the date hereof, (a) the Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) Tenant has not subleased or assigned any of its right, title and interest in and to the Lease and has full power and authority to enter into and perform its obligations hereunder, (c) Tenant is not in default under the Lease, and to the best of Tenant's knowledge, there are no defaults on the part of Landlord existing under the Lease; (d) to the best of Tenant's knowledge, there exists no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (e) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; and (f) there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

4. Brokers. Each of Landlord and Tenant warrants to the other that it has had no dealing with any finder, broker or agent in connection with this Amendment.  Each party shall indemnify, defend and hold harmless the other party from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent based on dealings with the indemnifying party with respect to this Amendment.

5. Attorneys' Fees.  Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Amendment or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys' fees and legal costs in connection with such dispute.  Each party shall pay its own legal fees and costs incurred in connection with the negotiation and preparation of this Amendment.

6. Warehouse Portion.  The warehouse portion shall be included in the terms of this Amendment and Landlord shall not have the right to terminate the lease as to the warehouse portion of the Premises.

7. Governing Law.  This Amendment shall be governed and construed under the laws of the State of California.

8. Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Amendment.  This Amendment may be executed by a party's signature transmitted by facsimile (“fax”) or by electronic mail in portable document format (“pdf”), and copies of this Amendment executed and delivered by means of faxed or pdf signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.  Signatures sent by fax or pdf may be relied upon as if such signatures were originals.  A signature page sent by fax or pdf may be introduced into evidence in any proceeding arising out of or related to this Amendment as if it were an original signature page.

9. Binding Effect.  This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

10. Further Assurances.  Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Amendment.

11. Voluntary Agreement.  The parties have read this Amendment, and on the advice of counsel they have freely and voluntarily entered into this Amendment.  This Amendment is the product of negotiation between the parties and their respective counsel, and the parties agree that it shall be interpreted in accordance with its fair and apparent meaning and not for or against either party.

12. Merger; Amendment.  This Amendment sets forth the entire agreement between the parties with respect to the subject matter hereto and all prior negotiations or agreements, whether oral or written, are superseded and merged herein.  This Amendment may not be altered or amended except by a writing duly authorized and executed by the party against whom enforcement is sought.  To the extent inconsistent with the Lease, this Amendment shall modify and amend the Lease.

SIGNATURES ON FOLLOWING PAGE

In Witness Whereof, the parties executed this Amendment No. 6 to Lease as of the date first written above.

Landlord:

RNM Lakeville, L.P,
a California limited partnership

By:          RNM Petaluma, Inc.,
                a California corporation,
                its General Partner

Name:     /s/ Paul B. Elmore
Paul B. Elmore, President

Date:       May 31, 2011
Tenant: Oculus Innovative Sciences, Inc., a Delaware corporation By: /s/ Jim Schutz Jim Schutz Its: Chief Operating Officer Date: May 26, 2011

EXHIBIT A

PREMISES

SUITE 1129

1 OVERALL FLOOR PLAN

1129 N. MCDOWELL BLVD.